SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    November 3, 2010

                        INTERFACE, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	001-33994	58-1451243
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (770) 437-6800

                                          Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 3, 2010, the Company entered into a Third Amendment (the “Third Amendment”) to the Sixth Amended and Restated Credit Agreement, among the Company, InterfaceFLOR, LLC (an indirect subsidiary of the Company), the lenders listed therein, and Wells Fargo Bank, N.A. (successor by merger to Wachovia Bank, National Association).  Pursuant to the Third Amendment, which is an amendment to the Company’s primary revolving credit facility in the United States (the “Facility”), and subject to certain terms and conditions, we are now permitted under the Facility to incur additional indebtedness represented by a series of unsecured senior notes in an aggregate amount up to $300 million that (a) are issued no later than February 28, 2011 (or such later date agreed to in writing by the agent bank for the Facility), (b) have a maturity no earlier than June 30, 2013, and (c) meet certain other substantive requirements.   The net proceeds from any such additional senior notes must first be used to repay, repurchase or otherwise discharge our existing 9.5% Senior Subordinated Notes due 2014 and our existing 11.375% Senior Secured Notes due 2013, and must be deposited into a specified bank account maintained at the Collateral Agent for the Facility pending such application of the net proceeds

The foregoing description is qualified in its entirety by reference to the Third Amendment, a copy of which is filed herewith as Exhibit 10.1.

ITEM 2.03                      CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On November 3, 2010, the Company entered into the Third Amendment.  A description of the Third Amendment is included above in Item 1.01, which Item 1.01 is incorporated by reference in this Item 2.03.

ITEM 8.01                      OTHER EVENTS.

On November 3, 2010, the Company issued a press release announcing that it had commenced a tender offer for all of its outstanding 11.375% Senior Secured Notes due 2013 and 9.5% Senior Subordinated Notes due 2014.  A copy of the press release is attached hereto as Exhibit 99.1 to this Report and is incorporated herein by reference.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS.

(a)           Financial Statements of Businesses Acquired.

None.

(b)           Pro Forma Financial Information.

None.

(c)           Shell Company Transactions.

None.

(d)           Exhibits.

Exhibit No.	Description

10.1
Third Amendment to Sixth Amended and Restated Credit Agreement, dated as of November 3, 2010, among the Company, InterfaceFLOR, LLC (an indirect subsidiary of the Company), the lenders listed therein, and Wells Fargo Bank, N.A.

99.1	Press Release of Interface, Inc., dated as of November 3, 2010, announcing commencement of tender offer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.

By:	/s/ Patrick C. Lynch
Patrick C. Lynch
Senior Vice President
Date: November 8, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1
Third Amendment to Sixth Amended and Restated Credit Agreement, dated as of November 3, 2010, among the Company, InterfaceFLOR, LLC (an indirect subsidiary of the Company), the lenders listed therein, and Wells Fargo Bank, N.A.

99.1	Press Release of Interface, Inc., dated as of November 3, 2010, announcing commencement of tender offer.